UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  March 27, 2018

DPW HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

48430 Lakeview Blvd, Fremont, CA 94538-3158
 (Address of principal executive offices) (Zip Code)

(510) 657-2635
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other events

In accordance with Release No. 69279 issued by the Securities and Exchange Commission (“SEC”) on April 2, 2013 (the “Report”), which Report provides guidance to issuers regarding the use of social media to disclose material non-public information, we intend to use Twitter from time to time to communicate with the public about DPW Holdings, Inc., a Delaware corporation (the “Company”) and other issues. The Company’s Twitter account is https://twitter.com/NYSE_DPW. The Twitter account of the Company’s Chief Executive Officer is https://twitter.com/ToddAultIII. The Twitter account of Super Crypto Mining, Inc., a Delaware corporation and wholly owned subsidiary of the Company, is https://twitter.com/SuperMining.

In addition, we intend to use Facebook from time to time to communicate with the public about the Company and other issues. The Company’s Facebook page is https://www.facebook.com/DPWHoldingsInc.

It is possible that the information that we post on Twitter and Facebook could be deemed to be material information. Therefore, in light of the SEC’s Report, we encourage investors, the media, and others interested in our company to review the information that we post on Twitter in addition to the information that we disclose using our investor relations tab on our home page (https://dpwholdings.com/), SEC filings, press releases, public conference calls and webcasts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPW HOLDINGS, INC.

Dated: March 27, 2018	/s/ Milton C. Ault, III
Milton C. Ault, III Chief Executive Officer